Agreement regarding the Sale and Purchase of Glass Fiber Optic Cable

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THIS SALE AND PURCHASE AGREEMENT DATED July 9, 2019

By and Between:

(1) **Real Capital International Limited**, a company incorporated with limited liability in the British Virgin Islands, with its registered office at Morgan & Morgan Trust Corporation Limited. Road Town, Tortola, British Virgin Islands (the "**Seller**"); and

(2) **AFM Corp.**, a company incorporated in the United States of America with its principal office at 4140 Roswell Road NE, Atlanta, Georgia 30342, (the "**Buyer**"), and a wholly owned subsidiary of Brightlane Corp.,

(3) **Brightlane Corp.**, a company incorporated in the United States of America with its principal office at 1600 West Loop South, Houston, Texas 77056, (the "**Contributor**"), (Seller, Buyer, and Contributor shall be individually referred to as "**Party**" and jointly as "**Parties**").

Preamble:

(A) The Seller is the sole and 100% owner, on a fully unencumbered basis, of 196 (one hundred and ninety-six) cable drums containing 986kms of glass fiber cable Lucent TrueWave TM 216 fiber (*as more fully described in Schedule 1*) (*collectively, the* "**Cable**").

(B) The Buyer would like to purchase from the Seller and the Seller would like to sell to the Buyer the Cable together with any sundry unrolled and unmeasured fiber optic cable that is stored with the Cable ("**Sundry Items**") at the secure storage site where the Cable is currently located at 12 Jahn Str, Wildflecken, Germany 97772 (the "**Premises**").

(C) The Seller has agreed to sell and transfer, and the Buyer has agreed to purchase, the Cable and the Sundry Items on the terms and conditions set out in this agreement.

1. **Sale and Purchase**

1.1 The Seller shall sell or otherwise transfer to the Buyer all ownership rights to the Cable and Sundry Items with full title guarantee and free from any Encumbrances and the Buyer shall purchase the Cable and the Sundry Items with effect from date first stated above (the "**Completion Date**"). For the avoidance of doubt, the sale and purchase of the Cable and the Sundry Items shall be completed simultaneously.

1.2 For the purpose of clause 1.1, "**Encumbrances**" shall mean any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement.

2. **Liability and Warranty**

2.1 The Seller hereby warrants that the Cable and, to the extent applicable, the Sundry Items, have never been used and are of merchantable quality and are fit for purpose.

2.2 Further, the Seller warrants that it has good and unfettered right and clear title to the Cable and Sundry Items, specifically that it has all requisite power and authority to enter into this agreement and to sell or otherwise transfer to the Buyer the Cable and Sundry Items on the terms hereunder, that the Cables are fit for purpose and that the Cable is not subject to any third-party lien or other Encumbrance.

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2.3 Save as otherwise set out in clause 2.1 and 2.2, the Seller does not provide any other warranties, assurances or information about the quality of the Cable and, to the extent applicable, the Sundry Items, other than the warranties and details provided or promised to be provided to the Buyer per the negotiations giving rise to this agreement, namely:

i) detailed specification of the Cable,
ii) Bureau Veritas test certificates,
iii) Byley test certificates,
iv) warranties and evidence of ownership including cradle to grave chain of title documentation, and
v) storage statement confirming the payment of all storage charges relating to the Cable and Sundry Items and that such charges are paid end up to date with a further 12 months storage charges having been paid.

3. Purchase Price

3.1 The total purchase price for the Cable and the Sundry Items is 40,000,000 fully paid common shares in the Contributor ("**Consideration Shares**") plus a cash payment of US$6,000,000.00 by the Buyer ("**Cash Consideration**"). Consideration Shares are to be issued and allotted by the Contributor, and Cash Consideration is to be paid by the Buyer in accordance with clause 3.2, exclusive of any applicable Value Added Tax, which should not be levied provided that: i) the Buyer and the Contributor, as parent company, confirm that they are a non-EU purchaser, which they hereby acknowledge; and, ii) that the goods are not destined for resale in the EU based on a price of US$33.00 per meter

3.2 The purchase will be undertaken in the following manner:

3.2.1 The Consideration Shares shall be issued by the Contributor and allotted to the Seller (or in such names and proportions as the Seller may otherwise direct) as soon as practicable following the Completion Date.

3.2.2 The Cash Consideration shall be payable by the Buyer within 6 months following the Completion Date.

3.3 Legal title to the Cable and Sundry Items shall pass to the Buyer upon the Contributor issuing the Consideration Shares. The Parties agree that the Cable and Sundry Items will remain in secure storage at the Premises and shall not be removed or otherwise moved from the Premises until such time that the Cash Consideration is paid.

3.4 The Seller has the option, exercisable at its sole discretion, but not the obligation, to convert the Cash Consideration (in whole or in part) at any time from the Completion Date up until the date that the Cash Consideration is paid into Contributor common shares at a price per common share of US$0.50.

3.5 In the event that the Buyer does not pay the Cash Consideration within the time period set out in clause 3.2.2, interest shall accrue on the Cash Consideration at a rate of 10 percent per annum (10%) calculated on the basis of days elapsed from the date falling six (6) months after the Completion Date until the date of payment, until such time that the Buyer is able to satisfy the Cash Consideration and any accrued and unpaid interest thereon.

3.6 The Seller shall be permitted to market for sale, but not sell without the express prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed), the Cable provided that such marketed sale shall be at a minimum price of no less than US$33.00 per meter ("**Base Price**"). Subject to the consent of the Buyer, if the Seller facilitates the sale of the Cable before the Cash Consideration is paid (which, for the avoidance of doubt, means the entire length of Cable being 986kms) at the Base Price the Buyer shall pay to the Seller additional cash payment of US$5,000,000.00 ("**Base Price Bonus**") from the proceeds of sale plus the outstanding Cash Consideration of US$6,000,000.00. If the Seller

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facilitates the sale of the Cable above the Base Price, the Seller shall be paid a commission of 15 percent (15%) on the difference between the Base Price and the actual sale price ("Increased Base Price Bonus"). For the avoidance of doubt, the Base Price and the Increased Base Price, if applicable, shall be paid in addition to the Cash Consideration and any accrued and unpaid interest that may be due under clause 3.5. This clause 3.6 shall only become effective in the event that the Buyer does not pay the Cash Consideration in accordance with clause 3.2.2.

4. **Other Conditions**

The Parties agree to the following conditions:

(a) The Parties will appoint Escrow Custodian Services Limited, a UK Financial Conduct Authority registered company, as escrow agent ("**Escrow Agent**").

(b) The Contributor shall cause the Consideration Shares to be issued to the Seller and upon receipt thereof the Seller shall transfer to the Escrow Agent the Consideration Shares with an executed stock power in the name of the Escrow Agent.

(c) The Seller shall issue a Bill of Sale and other title transfer documents evidencing the sale of the Cable to the Buyer and, upon receipt thereof, the Buyer will transfer to the Escrow Agent the aforementioned documents and issue a new Bill of Sale and other title transfer documents evidencing ownership of the Cable in the name of the Escrow Agent.

(d) The Escrow Agent shall hold items described in (b) and (c) for a period no longer than six months from the execution of this Agreement.

(e) If the Cable sells for or is valued at US$33.00 per meter and the Seller receives the Cash Consideration within six months then the Escrow Agent shall release the items described in (b) and (c) to Seller and Buyer, respectively.

(f) Upon mutual consent of the Parties, the Seller can partially perform under this agreement by marketing the Cable for a price that is less than the agreed upon US$33.00 per meter, AND/OR SELLING A QUANTITY OF CABLE less than 986 Km. The Parties agree that the Consideration Shares ~~and~~ the Cash Consideration will be adjusted on a pro-rata basis and the adjusted amounts shall be returned to Buyer and Contributor respectively.

[Handwritten margin annotations: "The ownership of the cable"; "the Seller"]

(g) In the event that the Cable cannot be sold for a minimum of US$33.00 per meter and no mutual agreement is reached for partial performance, the Escrow Agent shall transfer to the Contributor all of the Consideration Shares with a stock power in favour of the Contributor together with all documents placed in escrow by the Seller. In addition, The Escrow Agent shall issue a Bill of Sale and other title transfer documents evidencing ownership of the Cable to the Seller together with all documents placed in escrow by the Buyer.

5. **Completion**

Completion shall take place once the following actions are finalized:

(a) The parties and/or their representatives have inspected the Cable.

(b) The parties have executed this agreement.

(c) The Contributor delivers or otherwise facilitates the delivery of the Consideration Shares in the name of the Seller (or such name(s) and in such proportion(s) as the Seller may direct) to the Escrow Agent and cause the same

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to be admitted to trading on the OTC Markets on which Contributor's common shares are quoted.

(d) The Seller delivers to the Escrow Agent all documents required in Paragraph 4 above; and

(e) The parties shall deliver or otherwise agree to deliver such other documents as they may require for the purpose of consummating the transaction referred to in this agreement.

6. **Confidentiality**

(a) The Parties undertake to each other that they shall and shall procure that the members of their respective groups, as well as all employees and agents, shall, keep confidential the terms of this Agreement and all confidential information or trade secrets in their possession concerning the business, affairs, customers, clients or suppliers of each other, except for what is statutorily or legally required in regards to the Buyer and the Contributor.

(b) The Parties shall not disclose any of information whatsoever relating to the other party in whole or in part to any third party, save unless otherwise agreed to in writing by both parties; and

(c) The Parties shall not make any use of any information whatsoever relating to the other party, other than to the extent necessary for the purpose of exercising or performing its rights and obligations under this agreement.

7. **Amendments**

Any amendments or changes to this Agreement must be agreed to in writing by both Parties.

8. **Severance**

If any provision or part-provision of this agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this agreement.

9. **Agreement survives Completion**

This agreement, other than obligations that have already been fully performed, remains in full force after Completion.

10. **Entire agreement**

This agreement constitutes the entire agreement between the parties in relation to the subject matter referred to hereunder and supersedes any previous agreement between the parties in respect of the same.

11. **Third party rights**

Unless it expressly states otherwise, this agreement does not give rise to any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement.

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12. **Counterparts**

This agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

13. **Rights and remedies**

Except as expressly provided in this agreement, the rights and remedies provided under this agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

14. **Governing law and jurisdiction**

14.1 This Agreement shall be governed by and construed in accordance with the laws of the United Kingdom and Wales, without regard to conflicts of law principles.

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This agreement has been entered into on the date stated herein.

Signed for and on behalf of
REAL CAPITAL INTERNATIONAL LIMITED
acting by two directors

Signature
Print name: GUGLIELMO LA BELLA
Position: DIRECTOR

Witness:

Signature
Print name: OLIVER BENNETT
Position: DIRECTOR

Signature
Print name: OLIVER BENNETT
Position: DIRECTOR

Signed for and on behalf of
BRIGHTLANE CORP.

Signature
Print name: Stephen Helm
Position: President, CEO, Director

Witness:

Signature
Print name: MATTEO
Position: WITNESS

Signature
Print name: Simon Holden
Position: Director

Signed for and on behalf of
AFM CORP.
acting by President, Director

Signature
Print name: Peter Hellwig
Position: President, Director

Witness:

Signature
Print name: **Bree E. Hellwig**
Position: **Witness**